Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif. - May 12, 2015 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2015 second quarter ended April 3, 2015.
“Fiscal 2015 is progressing largely as anticipated. We are encountering expected delays in the placement of orders for some government programs, resulting in short-term softness in certain parts of our defense and communications businesses, partially offset by above-average demand for other defense programs. The current challenges are not unexpected, given the very strong orders year that we enjoyed in fiscal 2013 and the unusually strong sales year that we enjoyed in fiscal 2014, which were, in large part, due to the then-favorable timing of several significant defense and communications programs,” said Joe Caldarelli, chief executive officer. “Nevertheless, the fundamental demand and long-term drivers of our business remain stable and encouraging. We are confident that CPI will continue to execute our plan for fiscal 2015 and that our business will continue to grow in the long-term as the currently delayed orders are ultimately placed and fulfilled.”
Orders and Sales
CPI booked orders totaling $227 million in the first six months of fiscal 2015, a one percent decrease from the $229 million booked in the same period of the previous year. Orders decreased slightly in the defense market and increased in the communications and medical markets.
CPI’s sales in the second quarter of fiscal 2015 totaled $108 million, an 11 percent decrease from the $121 million generated in the same quarter of the prior year. Sales in the defense and communications markets decreased in comparison to the unusually strong second quarter of fiscal 2014 but were higher than those of the same quarter of previous years. Sales in the medical market were essentially unchanged.
Net Income and Adjusted EBITDA
In the second quarter of fiscal 2015, CPI recorded a net loss of $0.9 million; in the same quarter of the prior year, the company generated net income of $5.9 million. The decrease in net income was primarily due to a less profitable mix of products and lower sales in the most recent quarter, as well as a $2.3 million increase in interest expense as a result of the debt refinancing transaction that CPI completed in April 2014. Lower income tax expense partially offset the decrease in income.
Adjusted EBITDA for the second quarter of fiscal 2015 totaled $16.6 million, or 15.3 percent of sales. In comparison, adjusted EBITDA for the second quarter of the prior year totaled $23.3 million, or 19.3 percent of sales. The decrease in adjusted EBITDA was primarily due to a less profitable mix of products and lower sales in the most recent quarter.
Defense Market
In the defense market, orders decreased three percent to $92.0 million in the first six months of fiscal 2015. This decrease was primarily due to the periodic timing of defense programs, which resulted in lower orders for electronic warfare programs and for Aegis radar systems.
CPI’s defense market sales in the second quarter of fiscal 2015 totaled $43.0 million, decreasing eight percent from the same quarter of fiscal 2014. This decrease was primarily due to lower sales for a radar program that has fluctuating annual demand levels and for two programs that are completed or nearly completed. Partially offsetting this decrease, sales of radomes and sales of products for Aegis radar systems increased.

Communications Market
In the communications market, orders increased six percent to $76.4 million in the first six months of fiscal 2015. This increase was due to higher orders for certain military and commercial communications applications, particularly fixed-satellite services applications.
Sales in the communications market decreased 15 percent to $38.4 million in the second quarter of fiscal 2015. This decrease was primarily due to lower sales of products for military communications programs, in particular, lower sales of advanced tactical data link (TCDL) antenna products, as expected. Sales for certain commercial communications applications, particularly fixed satellite services applications, increased.
Medical Market
In the medical market, orders increased 10 percent to $45.4 million in the first six months of fiscal 2015. This increase was primarily the result of higher orders for MRI and x-ray imaging applications.
Sales in the medical market totaled $17.4 million in the second quarter of fiscal 2015, essentially unchanged from the same quarter of the prior year.
Cash Flow
CPI’s cash and cash equivalents totaled $48.3 million as of April 3, 2015. For the 12-month period ending on that date, the company’s cash flow from operating activities was $35.7 million, free cash flow totaled $28.0 million and adjusted free cash flow equaled $32.8 million.
Fiscal 2015 Outlook
“After the extraordinary strength of fiscal 2014, we are not surprised that our business has been somewhat slower in the first half of fiscal 2015. We are expecting our business to pick up in the fourth quarter, and we continue to expect fiscal 2015 to be a successful year for CPI,” said Caldarelli.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, May 13, 2015, at 11:00 a.m. (EDT) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 34812811 and ask for the CPI International Second Quarter 2015 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(All dollar amounts in thousands – unaudited)

	Three Months Ended		Six Months Ended
	April 3, 2015	April 4, 2014	April 3, 2015	April 4, 2014
Sales	$107,964	$121,159	$218,638	$245,038
Cost of sales, including $0, $0, $0 and $1,604 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	79,096	84,901	157,147	175,373
Gross profit	28,868	36,258	61,491	69,665
Operating costs and expenses:
Research and development	3,962	3,808	7,557	7,617
Selling and marketing	5,833	5,807	11,500	11,744
General and administrative	7,473	8,137	15,662	15,173
Amortization of acquisition-related intangible assets	2,544	2,629	5,091	5,478
Total operating costs and expenses	19,812	20,381	39,810	40,012
Operating income	9,056	15,877	21,681	29,653
Interest expense, net	9,154	6,863	18,193	14,122
(Loss) income before income taxes	(98)	9,014	3,488	15,531
Income tax expense	772	3,117	1,375	6,490
Net (loss) income	(870)	5,897	2,113	9,041

Other comprehensive loss, net of tax
Unrealized loss on cash flow hedges, net of tax	(888)	(577)	(1,564)	(1,088)
Total other comprehensive loss, net of tax	(888)	(577)	(1,564)	(1,088)
Comprehensive (loss) income	$(1,758)	$5,320	$549	$7,953

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	April 3, 2015	October 3, 2014
Assets
Current Assets:
Cash and cash equivalents	$48,266	$50,617
Restricted cash	1,606	1,798
Accounts receivable, net	46,164	43,920
Inventories	102,091	97,156
Deferred tax assets	8,962	8,070
Prepaid and other current assets	7,752	7,960
Total current assets	214,841	209,521
Property, plant, and equipment, net	73,554	76,659
Deferred debt issue costs, net	11,288	12,557
Intangible assets, net	243,258	248,838
Goodwill	198,881	197,681
Other long-term assets	537	1,072
Total assets	$742,359	$746,328

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$3,100	$3,100
Accounts payable	25,909	25,565
Accrued expenses	37,346	31,328
Product warranty	4,553	4,863
Income taxes payable	620	1,048
Advance payments from customers	14,826	15,448
Total current liabilities	86,354	81,352
Deferred income taxes	94,787	94,835
Long-term debt, less current portion	514,153	514,938
Other long-term liabilities	3,879	13,059
Total liabilities	699,173	704,184
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	26,082	25,589
Accumulated other comprehensive loss	(2,217)	(653)
Retained earnings	19,321	17,208
Total stockholders’ equity	43,186	42,144
Total liabilities and stockholders’ equity	$742,359	$746,328

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Six Months Ended
	April 3, 2015	April 4, 2014
Cash flows from operating activities
Net cash provided by operating activities	$2,268	$20,251

Cash flows from investing activities
Capital expenditures	(3,069)	(3,125)
Acquisition, net of cash acquired	—	(36,908)
Net cash used in investing activities	(3,069)	(40,033)

Cash flows from financing activities
Repayment of borrowings under previous term loan facility	—	(5,500)
Repayment of borrowings under Term Loan	(1,550)	—
Net cash used in financing activities	(1,550)	(5,500)

Net decrease in cash and cash equivalents	(2,351)	(25,282)
Cash and cash equivalents at beginning of period	50,617	67,051
Cash and cash equivalents at end of period	$48,266	$41,769

Supplemental cash flow disclosures
Cash paid for interest	$16,159	$12,431
Cash paid for income taxes, net of refunds	$3,220	$4,962
(Increase) decrease in accrued capital expenditures	$(49)	$239

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended		Six Months Ended
		April 3, 2015	April 4, 2014	April 3, 2015	April 4, 2014
Net (loss) income		$(870)	$5,897	$2,113	$9,041
Depreciation and amortization		5,826	5,784	11,728	12,235
Interest expense, net		9,154	6,863	18,193	14,122
Income tax expense		772	3,117	1,375	6,490
EBITDA		14,882	21,661	33,409	41,888

Adjustments:
Stock-based compensation expense	(1)	247	250	493	501
Acquisition-related expenses	(2)	894	527	2,749	871
Write-off of inventory step-up	(3)	—	—	—	1,604
Veritas Capital annual management fee	(4)	527	704	1,162	1,405
Refinancing expenses	(5)	—	183	—	183
Total adjustments		1,668	1,664	4,404	4,564
Adjusted EBITDA		$16,550	$23,325	$37,813	$46,452

EBITDA margin	(6)	13.8%	17.9%	15.3%	17.1%
Adjusted EBITDA margin	(7)	15.3%	19.3%	17.3%	19.0%
Net (loss) income margin	(8)	(0.8)%	4.9%	1.0%	3.7%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI.

(3)		Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)
Represents expenses incurred in connection with the senior notes consent solicitation, entering into a new senior secured credit facility and the issuance of a special dividend, all of which were consummated in the company's third quarter of fiscal year 2014.

(6)		Represents EBITDA divided by sales.
(7)		Represents adjusted EBITDA divided by sales.
(8)		Represents net (loss) income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		April 3, 2015
Net cash provided by operating activities		$35,654
Cash capital expenditures		(7,618)
Free cash flow		28,036

Adjustments:
Cash paid for acquisition-related expenses, net of taxes	(1)	1,355
Cash paid for Veritas Capital annual management fee, net of taxes	(2)	1,678
Cash received for prior year transfer pricing audit	(3)	(507)
Cash paid for refinancing expenses, net of taxes	(4)	2,272
Total adjustments		4,798
Adjusted free cash flow		$32,834

Net income		$2,189

(1)
Represents transaction costs, net of income taxes, related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.
(3)
Represents the net income tax refunds, partially offset by payments, with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division from the Company in fiscal years 2001 and 2002. The Company considers this a non-recurring source of cash as it pertains to prior years.

(4)
Represents expenses, net of income taxes, incurred in connection with the senior notes consent solicitation, entering into a new senior secured credit facility and the issuance of a special dividend, all of which were consummated in CPI’s third quarter of fiscal year 2014.